CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES
                                     CODE)

In connection with the attached Report of the Sound Shore Fund, Inc. (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Dated: February 23, 2004
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/S/ T. GIBBS KANE, JR.
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T. Gibbs Kane, Jr.
President

Dated: February 23, 2004
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/S/ STACEY E. HONG
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Stacey E. Hong
Treasurer


A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.